Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Rocky Mountain Chocolate Factory, Inc.’s Registration Statements on Form S-8 (File Nos. 333-249485, 333-206534, 333-145986, and 333-191729) of our report dated May 30, 2023 relating to the consolidated financial statements as of February 28, 2023 and for each of the years in the two-year period ended February 28, 2023, which appears in this Annual Report on Form10-K.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

June 13, 2024